Exhibit 99.1

Cable ONE Reports Third Quarter 2015 Results

Cable ONE Continues to Transition to an HSD and Business Services-Centric Company

November 4, 2015 – Phoenix, Arizona – (BUSINESS WIRE) - Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable ONE”) today reported financial and operating results for the three and nine months ended September 30, 2015.

Key third quarter highlights:

●

Net Income was $19.4 million and Adjusted EBITDA[1] was $77.4 million, an increase of 6.2% compared to the third quarter of 2014, with an Adjusted EBITDA Margin[1] of 39.1% compared to 36.5% in the third quarter of 2014.

●	Net cash provided by operating activities was $77.5 million. Free Cash Flow[1] was $46.0 million, an increase of 123.5% compared to the third quarter of 2014.

●	Business services revenues were $22.4 million, an increase of 15.2% compared to the third quarter of 2014.

●	Residential data revenues were $73.1 million, an increase of 10.2% compared to the third quarter of 2014.

●	Residential data and business services revenues grew to 48.2% of total revenues compared to 43.0% in the third quarter of 2014.

●	Non-video customers grew from 31% in the third quarter of 2014 to 42% of total customers.

●	Capital expenditures totaled $31.4 million, a decrease of 39.9% compared to the third quarter of 2014.

“Our strategy, driven by higher-margin HSD and business services, continues to unfold,” said Tom Might, CEO of Cable ONE. “We’re excited for the 2016 launch of our new Gigabit service, GigaONE, and will be releasing more details about the product this week. In addition, our third quarter results demonstrate our continuing shift from a video-centric company to an HSD and business services-centric company with the majority of our revenues and customers in business units delivering solid growth and higher margins.”

1Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are defined in the section entitled “Use of Non-GAAP Financial Metrics” of this press release.  Adjusted EBITDA and Adjusted EBITDA Margin are reconciled to net income in the Financial Results table of this press release.  Free Cash Flow is reconciled to net cash provided by operating activities in the Reconciliation of Non-GAAP Measure table of this press release.

Financial Results	(Unaudited and $ in '000s, except per share data)
	Three Months Ended September 30,
	2015	2014	$ Change	% Change
REVENUES
Residential Video	$81,209	$87,188	$(5,979)	-6.9%
Residential Data	73,074	66,296	6,778	10.2%
Residential Voice	11,950	15,150	(3,200)	-21.1%
Business Services	22,436	19,479	2,957	15.2%
Advertising Sales	7,271	8,631	(1,360)	-15.8%
Other	2,275	2,943	(668)	-22.7%
Total Revenues	198,215	199,687	(1,472)	-0.7%

COSTS AND EXPENSES
Total Operating Costs and Expenses	159,219	163,089	(3,870)	-2.4%
Income from Operations	38,996	36,598	2,398	6.6%
Other Income (Expense), net	(7,701)	75,217 [2]	(82,918)	NM
Income Before Income Taxes	31,295	111,815	(80,520)	-72.0%
Provisions for Income Taxes	11,883	42,610	(30,727)	-72.1%

NET INCOME	19,412	69,205	(49,793)	-71.9%
Net Income per Common Share	$3.30	$11.84	$(8.54)	-72.1%

Plus: Interest expense, net	7,804	-	7,804	NM
Provision for income taxes	11,883	42,610	(30,727)	-72.1%
Depreciation and amortization	36,108	34,417	1,691	4.9%
Equity-based compensation expense	2,054	498	1,556	NM
Cash-based compensation expense	-	400	(400)	NM
(Gain) loss on deferred compensation	(490)	743	(1,233)	-165.9%
Other (income) expense, net	(103)	(75,217)	75,114	-99.9%
(Gain) loss on disposal of fixed assets	216	(413)	629	-152.3%
Billing system implementation costs	540	629	(89)	-14.1%
Adjusted EBITDA	77,424	72,872	4,552	6.2%
Adjusted EBITDA Margin	39.1%	36.5%

Free Cash Flow[3]	$46,006	$20,582	$25,424	123.5%

2  Includes income from the gain on sale of wireless spectrum licenses.

3  Free Cash Flow is reconciled to net cash provided by operating activities in the Reconciliation of Non-GAAP Measure table of this press release.

Operating Statistics	As of September 30,		YOY Change
	2015	2014	TOTAL	%

HOMES PASSED	1,638,750	1,453,146	185,604	12.8%	[4]

TOTAL CUSTOMERS
Total	667,385	694,236	(26,851)	-3.9%
Non-video	282,883	214,688	68,195	31.8%
Percent of Total	42%	31%

RESIDENTIAL CUSTOMERS	621,152	653,702	(32,550)	-5.0%
Video	366,294	456,586	(90,292)	-19.8%
Data	457,973	448,714	9,259	2.1%
Voice	115,264	135,873	(20,609)	-15.2%
PSUs	939,531	1,041,173	(101,642)	-9.8%

BUSINESS CUSTOMERS	46,233	40,534	5,699	14.1%
Video	14,513	14,727	(214)	-1.5%
Data	38,892	37,428	1,464	3.9%
Voice	15,511	18,129	(2,618)	-14.4%
PSUs	68,916	70,284	(1,368)	-1.9%	[5]

PENETRATION
Video	23.2%	32.4%		-9.2%
Data	30.3%	33.5%		-3.1%
Voice	8.0%	10.6%		-2.6%

SHARE OF REVENUES
Residential Data	36.9%	33.2%		3.7%
Business Services	11.3%	9.8%		1.6%
Total	48.2%	43.0%		5.2%

ARPUs
Residential Video[6]	$72.57	$62.93	$9.64	15.3%
Residential Data[6]	$53.26	$49.43	$3.82	7.7%
Residential Voice[6]	$34.04	$36.69	$(2.65)	-7.2%
Business Services	$161.76	$160.19	$1.58	1.0%
Total Customers	$99.00	$95.88	$3.12	3.3%

ASSOCIATES	2,071	2,055	16	0.8%

4  Increase in homes passed is primarily attributable to converting data into a new billing system, which generally counts each unit in a multi-dwelling unit as one home passed; whereas our prior billing system generally counted each multi-dwelling unit as a single home passed.

5  Decrease in business PSUs is primarily attributable to converting data into a new billing system, which counts each business customer relationship at a unique business address as a single customer; whereas our prior billing system calculated multiple relationships based on revenue generated at an address.

6  Calculated using three month average customer counts.

Third Quarter 2015 Financial Results Compared to the Third Quarter 2014

Revenues

Total revenues declined $1.5 million, or 0.7%, due primarily to residential video and voice customer losses, partially offset by increases in both residential data and business services revenues and the impact of video rate increases.

Residential video service revenues declined $6.0 million, or 6.9%, due primarily to residential video customer losses partially offset by the impact of video rate increases.

Residential data service revenues increased $6.8 million, or 10.2%, due primarily to a 2.1% increase in residential data customers and an increase in the share of customers subscribing to premium tiers.

Residential voice service revenues declined $3.2 million, or 21.1%, due primarily to a 15.2% decline in residential voice customers.

Business services revenues increased $3.0 million, or 15.2%, due primarily to a 14.1% increase in business customers.

Advertising sales revenues declined $1.4 million, or 15.8%, due to the negative impact of decreased video subscribers.

Operating Costs and Expenses

Third quarter total operating costs and expenses decreased $3.9 million, or 2.4%, due primarily to decreases in operating expenses of 5.2% and in selling, general and administrative expenses of 2.9%, partially offset by increased depreciation expense of 4.9%. The increase in depreciation expense was primarily attributable to capital additions in 2014.

Adjusted EBITDA

Third quarter Adjusted EBITDA of $77.4 million increased by 6.2%, due to the impact of increases in HSD customers, business services customers and video rate increases.

Interest Expense

Interest expense was $7.8 million for the third quarter of 2015, which was attributable to the long-term debt the Company incurred in connection with the spin-off. No interest expense was incurred in the third quarter of 2014.

Net Income

Our net income was $19.4 million for the third quarter of 2015, compared to $69.2 million for the third quarter of 2014. The higher net income in the third quarter of 2014 was primarily driven by the Company’s sale of certain wireless spectrum licenses in that quarter, which resulted in a non-operating gain of $75.2 million in that quarter.

Capital Expenditures

Capital expenditures totaled $31.4 million in the third quarter of 2015 compared to $52.3 million during the third quarter of 2014. The decrease was primarily due to the decline in spending for customer premise equipment, partially offset by spending on our all-digital initiative, plant upgrades, channel bonding and increases in fiber deployment.

Liquidity

During the third quarter of 2015, our cash and cash equivalents increased by $39.0 million versus the prior quarter ended June 30, 2015, and at September 30, 2015, we had approximately $144.5 million of cash on hand, compared to $6.4 million at December 31, 2014. We repurchased 14,203 shares under our stock repurchase program at an aggregate cost of $5.9 million during the third quarter of 2015.

Operating Statistics

Between October 1, 2014 and September 30, 2015, we had a reduction of 32,550 residential customers, representing a decline of 5.0% compared to the third quarter of 2014. This was partially offset by an increase in business customers of 5,699, or 14.1%, compared to the third quarter of 2014. In total, customer relationships decreased 26,851, or 3.9%, compared to the third quarter of 2014.

Conference Call

Cable ONE will host a conference call on Thursday, November 5, 2015 at 11 a.m. Eastern Time related to the contents of this release.

Shareholders, analysts, and other interested parties may register for the conference in advance at http://dpregister.com/10074522. Those unable to pre-register may join the call via the live audio webcast on the Cable ONE Investor Relations website or by dialing 1-844-378-6483 (Canada: 1-855-669-9657/International: 1-412-542-4178) shortly before 11 a.m. Eastern Time.

A replay of the call will be available from Friday, November 6, 2015 until Friday, November 20, 2015 on the Cable ONE Investor Relations website.

Note Regarding Quarterly Report on Form 10-Q

Cable ONE is performing a review of certain tax-related issues in preparation for the filing of the Company’s Quarterly Report on Form 10-Q for the third quarter of 2015.  The Company anticipates that the ongoing review will enable the timely filing of the Company’s Form 10-Q.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Form 10-Q for the period ended September 30, 2015, which will be posted on the “SEC Filings” section of the Cable ONE Investor Relations website at ir.cableone.net when it is filed with the U.S. Securities and Exchange Commission.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income or cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Cable ONE, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and Adjusted EBITDA Margin are reconciled to net income in the Financial Results table of this press release, and Free Cash Flow is reconciled to net cash provided by operating activities in the Reconciliation of Non-GAAP Measure table of this press release.

“Adjusted EBITDA” is defined as net income plus net interest expense, provision for income taxes, depreciation and amortization, equity-based and cash-based compensation expense, (gain) loss on deferred compensation, (gain) loss on disposal of fixed assets, other (income) expense, net and other unusual operating expenses, as defined in the Financial Results table of this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. These costs are evaluated through other financial measures.

“Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by total revenues.

“Free Cash Flow” is defined as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, provision for income taxes, changes in operating assets and liabilities and other unusual operating expenses, as defined in the Reconciliation of Non-GAAP Measure table of this press release. In addition, as further discussed below, “Free Cash Flow” is equal to Adjusted EBITDA less capital expenditures.

The Company uses Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to assess its performance and its ability to fund operations and make additional investments with internally-generated funds. In addition, Adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities and outstanding 5.75% senior unsecured notes due 2022 to determine compliance with the covenants contained in the facilities and notes. For the purpose of calculating compliance with leverage covenants, the Company uses a measure similar to Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are appropriate measures for evaluating itself. Adjusted EBITDA, Adjusted EBITDA Margin and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA and Adjusted EBITDA Margin may not be directly comparable to similar measures reported by other companies.

The Company believes that Free Cash Flow is useful as it is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its shareholders. The Company also believes that Free Cash Flow is one of several benchmarks used by investors, analysts and peers for comparison of performance in the Company’s industry, although its measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. The closest equivalent GAAP financial metric to Free Cash Flow is net cash provided by operating activities, as set forth in the Reconciliation of Non-GAAP Measure table of this press release. The Company believes Free Cash Flow is a useful metric because it also equals Adjusted EBITDA, less capital expenditures, showing the Company’s performance while taking into account cash outflows.

About Cable ONE

Cable One, Inc. (NYSE: CABO) is among the 10 largest cable companies in the United States. Serving nearly 700,000 customers in 19 states with high-speed Internet, cable television and telephone service, Cable ONE provides consumers with a wide range of the latest products and services, including wireless Internet service, high-definition programming and phone service with free, unlimited long-distance calling in the continental U.S.

Contacts:

Trish Niemann	Kevin Coyle

Public Relations Director	CFO

602-364-6372	602-364-6505

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the cable industry, our business and financial results, the results of the Company’s tax-related internal review and its impact on the timing of the filing of the Company’s Form 10-Q for the third quarter. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

●	rising levels of competition from historical and new entrants in our markets;
●	recent and future changes in technology;
●	our ability to continue to grow our business services product;
●	increases in programming costs and retransmission fees;
●	our ability to obtain support from vendors;
●	the effects of any significant acquisitions by us;
●	adverse economic conditions;
●	the integrity and security of our network and information systems;
●	our ability to retain key employees;
●	legislative and regulatory efforts to impose new legal requirements on our data services;
●	changing and additional regulation of our video, data and voice services;
●	our ability to renew cable system franchises;
●	increases in pole attachment costs;
●	the failure to meet earnings expectations;
●	the adequacy of our risk management framework;
●	changes in tax and other laws and regulations;

●	changes in U.S. GAAP or other applicable accounting policies;
●	the possibility that the ongoing tax-related review and procedures could delay the filing of our Quarterly Report on Form 10-Q for the third quarter of 2015 or impact our reported financial condition or operating results; and
●	the other risks and uncertainties detailed in the section titled Risk Factors in our Registration Statement on Form 10 as filed with the SEC.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Reconciliation of Non-GAAP Measure Table

The closest equivalent GAAP financial metric to Free Cash Flow is net cash provided by operating activities, as set forth in the table below.

	(Unaudited and $ in '000s)
	Three Months Ended September 30,
	2015	2014	$ Change	% Change
Net cash provided by operating activities	$77,490	$37,654	$39,836	105.8%
Capital expenditures	(31,418)	(52,290)	20,872	-39.9%
Billing system implementation costs	540	629	(89)	-14.1%
Interest expense	7,804	-	7,804	NM
Cash-based compensation expense	-	400	(400)	-100.0%
(Gain) loss on deferred compensation	(490)	743	(1,233)	-165.9%
Other (income) expense, net	(103)	32	(135)	NM
Provision for income taxes	11,883	42,610	(30,727)	-72.1%
Benefit (provision) for deferred income taxes	11,922	(2,009)	13,931	NM
Changes in operating assets and liabilities	(31,622)	(7,187)	(24,435)	NM
Free Cash Flow	$46,006	$20,582	$25,424	123.5%

Reconciliation of Adjusted EBITDA to Free Cash Flow

In addition, the Company believes Free Cash Flow is a useful metric because it equals Adjusted EBITDA, less capital expenditures, showing the Company’s performance while taking into account cash outflows, as set forth in the table below.

	(Unaudited and $ in '000s)
	Three Months Ended September 30,
	2015	2014	$ Change	% Change
Adjusted EBITDA	$77,424	$72,872	$4,552	6.2%
Less: Capital expenditures	(31,418)	(52,290)	20,872	-39.9%
Free Cash Flow	$46,006	$20,582	$25,424	123.5%

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net Income

For the reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income, see the Financial Results table of this press release.